Exhibit 16

                                                    Arthur Andersen LLP
                                                    1345 Avenue of the Americas
                                                    New York, NY 10105-0032


June 25, 2002

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Dear Sir/Madam:


The representations made in this letter are based solely on discussions with and representations from the engagement partner on the audits of the financial statements of this registrant for the two most recent fiscal years. This individual is no longer with Arthur Andersen LLP. We have read the first four paragraphs of Item 4 included in the Form 8-K dated June 25, 2002 of Hometown Auto Retailers, Inc. to be filed with the Securities and Exchange Commission and have found no basis for disagreement with the statements contained therein.


Very truly yours,



Arthur Andersen LLP



Copy to:
Mr. Charles F. Schwartz
Chief Financial Officer
Hometown Auto Retailers, Inc.